UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 6, 2014

(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-12879	06-0868496
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 6, 2014, a subsidiary of Griffin Land & Nurseries, Inc. (“Griffin” or “Registrant”), Griffin Center Development I, LLC, completed the refinancing of its nonrecourse mortgage loan (the “GCD Mortgage Loan”) with Farm Bureau Life Insurance Company (“Farm Bureau”). The GCD Mortgage Loan is collateralized by a 165,000 square foot flex building in Windsor, Connecticut. At the time of the refinancing, the GCD Mortgage Loan had a balance of approximately $3,391,000, had an interest rate of 8.13% and was due on April 1, 2016. The refinancing increased the loan amount to approximately $7,868,000, reduced the interest rate to 5.09% and extended the loan term to 15 years from the time of the refinancing, with payments based on a 15 year amortization schedule. A copy of the First Modification of Mortgage and Loan Documents and the Amended and Restated Secured Installment Note for the GCD Mortgage Loan are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Also on June 6, 2014, a subsidiary of Griffin, Tradeport Development I, LLC, completed the refinancing of its nonrecourse mortgage loan (the “TD Mortgage Loan”) with Farm Bureau. The TD Mortgage Loan is collateralized by a 100,000 square foot industrial building and a 57,000 square foot industrial building, both located in Windsor, Connecticut. At the time of the refinancing, the TD Mortgage Loan had a balance of approximately $5,632,000, had an interest rate of 7.0% and was due on October 1, 2017. The refinancing increased the loan amount to approximately $6,632,000, reduced the interest rate to 5.09% and extended the loan term to 15 years from the time of the refinancing, with payments based on a 15 year amortization schedule. $1,000,000 of the mortgage loan proceeds from the refinancing of the TD Mortgage Loan is being held in escrow. The escrowed funds will be released to Griffin if the 57,000 square foot industrial building is re-leased within one year from the time the current full building lease is scheduled to expire, August 31, 2014. That lease is not expected to be renewed, but may be extended for a short period. If a replacement lease reflecting rental terms agreed upon with Farm Bureau is not obtained, the proceeds being held in escrow are required to be used to make a partial prepayment, without penalty, on the TD Mortgage Loan.

The GCD Mortgage Loan and the TD Mortgage Loan are cross-collateralized and cross-defaulted with each other. The loans may not be prepaid for seven years; thereafter, any prepayment would require a prepayment fee and the simultaneous prepayment of both loans.

A copy of the Second Modification of Mortgage and Loan Documents and the Amended and Restated Secured Installment Note for the TD Mortgage Loan are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 7.01              Regulation FD Disclosure

A copy of Griffin’s June 9, 2014 press release announcing the completion of the refinancings of the GCD Mortgage Loan and the TD Mortgage Loan is attached as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits

Exhibit 10.1: First Modification of Mortgage and Loan Documents between Griffin Center Development I, LLC, Griffin Land & Nurseries, Inc., Tradeport Development I, LLC and Farm Bureau Life Insurance Company, dated June 6, 2014.

Exhibit 10.2: Amended and Restated Secured Installment Note of Griffin Center Development I, LLC to Farm Bureau Life Insurance Company, dated June 6, 2014.

Exhibit 10.3: Second Modification of Mortgage and Loan Documents between Tradeport Development I, LLC, Griffin Land & Nurseries, Inc., Griffin Center Development I, LLC and Farm Bureau Life Insurance Company, dated June 6, 2014.

Exhibit 10.4: Amended and Restated Secured Installment Note of Tradeport Development I, LLC to Farm Bureau Life Insurance Company, dated June 6, 2014.

Exhibit 99.1:  Griffin’s June 9, 2014 Press Release (attached hereto).

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include Griffin’s expectations regarding the re-leasing of space in its 57,000 square foot industrial building in Windsor, Connecticut that is expected to become vacant. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements include the decisions of the current lessee of the 57,000 square foot building regarding the renewal of its lease and the other factors described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer and
Secretary

Dated:  June 9, 2014